UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2014

CORPORATE PROPERTY ASSOCIATES 16 – GLOBAL INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32162	80-0067704
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 – Other Items.

A purported class action complaint was filed on December 31, 2013 in the Supreme Court of the State of New York, County of New York, captioned Ira Gaines, IG Holdings, Inc. and Ira J. Gaines Revocable Trust dated 11/24/04, individually and on behalf of all others similarly situated, as plaintiffs, v. Corporate Property Associates 16 — Global Incorporated (“CPA® 16 — Global”), W. P. Carey Inc. (“W. P. Carey”), WPC REIT Merger Sub Inc., Marshall E. Blume, Elizabeth P. Munson, Richard J. Pinola, James D. Price and Trevor P. Bond, as defendants.

The complaint relates to the proposed merger between CPA® 16 — Global and W. P. Carey (the “Merger”), which was publicly announced on July 25, 2013.  The complaint alleges breaches of fiduciary duty by the individual defendants, that the entity defendants aided and abetted such breaches, and that the Joint Proxy Statement/Prospectus relating to the Merger, dated December 5, 2013, contained inadequate disclosure about certain matters. The complaint demands that a class be certified and plaintiffs named as class representatives; supplemental disclosures to the Joint Proxy Statement/Prospectus be issued; the Merger be rescinded if it is consummated; damages be awarded; and plaintiffs’ attorneys fees and other costs be reimbursed. On January 10, 2014, the plaintiffs asked the court to issue a temporary restraining order on January 17, 2014 enjoining the vote of the stockholders of CPA® 16 — Global pending the completion of expedited discovery and a preliminary injunction hearing.

The defendants believe that the allegations made in the complaint have no merit and the defendants intend to defend them vigorously.

Additional Information and Where to Find It:

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of the Joint Proxy Statement/Prospectus. WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/ PROSPECTUS AND ANY DOCUMENTS INCORPORATED INTO IT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT W. P. CAREY, CPA® 16 — GLOBAL AND THE PROPOSED MERGER. INVESTORS ARE URGED TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY. Investors are able to obtain these materials and other documents filed with the SEC free of charge at the SEC’s website (www.sec.gov). In addition, these materials will also be available free of charge by accessing W. P. Carey’s website (www.wpcarey.com) or by accessing CPA® 16 — Global’s website (www.cpa16global.com). Investors may also read and copy any reports, statements and other information filed by W. P. Carey or CPA® 16 — Global, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

ITEM 9.01 - Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1

Complaint filed by Ira Gaines, IG Holdings, Inc. and Ira J. Gaines Revocable Trust against Corporate Property Associates 16 – Global Incorporated, W. P. Carey Inc., WPC Reit Merger Sub Inc., Marshall E. Blume, Elizabeth P. Munson, Richard J. Pinola, James D. Price and Trevor P. Bond in the Supreme Court of the State of New York, County of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 16 – Global Incorporated

Date: January 10, 2014	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1

Complaint filed by Ira Gaines, IG Holdings, Inc. and Ira J. Gaines Revocable Trust against Corporate Property Associates 16 – Global Incorporated, W. P. Carey Inc., WPC Reit Merger Sub Inc., Marshall E. Blume, Elizabeth P. Munson, Richard J. Pinola, James D. Price and Trevor P. Bond in the Supreme Court of the State of New York, County of New York.